Exhibit 26(n)(i)

SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

MARY JANE WILSON-BILIK DIRECT LINE: 202.383.0660 E-mail: mj.wilson-bilik@sutherland.com

October 1, 2014

Board of Directors

Transamerica Premier Life Insurance Company

WRL Series Life Account

4333 Edgewood Road, N.E.

Cedar Rapids, Iowa 52499-0001

RE:	WRL Series Life Account

Transamerica® Freedom Elite Builder II

To The Board of Directors:

We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for the Transamerica® Freedom Elite Builder II policy contained in the Registration Statement on Form N-6 of the WRL Series Life Account (File No. 811-4420) filed by Transamerica Premier Life Insurance Company with the U.S. Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik